Exhibit 10.4

INVESTMENT AGREEMENT

BY AND AMONG

ZAIS GROUP PARENT, LLC,

Z ACQUISITION LLC,

AND,

SOLELY FOR THE PURPOSES OF SECTION 4.02 HEREOF,

CHRISTIAN ZUGEL

DATED AS OF JANUARY 11, 2018

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of January 11, 2018, is entered into by and among (i) ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), and (ii) Z Acquisition LLC, a Delaware limited liability company (“Parent” and, together with the Company, each a “Party” and collectively the “Parties”) of which Christian Zugel (“Zugel”) is the sole managing member, and (iii) Zugel, solely for the purposes of Section 4.02. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among ZAIS Group Holdings, Inc., a Delaware corporation and the Company’s parent entity and managing member (“ZGH”); ZGH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ZGH (“Merger Sub”); and Parent.

WHEREAS, Parent Group desires to become the sole owner of all of the equity interests in ZGH by way of a merger (the “Merger”) whereby Merger Sub will merge with and into ZGH, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately prior to consummation of the Merger, the Company shall redeem a number of outstanding Class A Units held by ZGH corresponding to the number of outstanding shares of Class A Common Stock that as of immediately prior to the Merger are to be converted into the right to receive the Merger Consideration for an amount equal to the Aggregate Merger Consideration (the “Unit Redemption”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to issue to Parent, and Parent desires to accept from the Company a number of Class A Units as set forth herein in exchange for Parent’s contribution to the Company of the Contribution (as defined below), which the Company intends to use to fund a portion of the Unit Redemption.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

Article I

CONTRIBUTION AND ISSUANCE

Section 1.01 Contribution and Issuance of Units. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Company shall issue to Parent, and Parent shall accept from the Company, free and clear of any Liens (other than restrictions arising under applicable securities Law or under the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 17, 2015 (as amended) (the “Company LLC Agreement”)), 3,085,287 Class A Units (the “Acquired Units”) in exchange for a cash contribution to the Company by Parent of an amount equal to the product of (a) $4.10 multiplied by (b) the number of Acquired Units (such payment, the “Contribution”).

Section 1.02 Closing. The closing of the issuance of the Acquired Units (the “Closing”) will take place immediately prior to the closing of the Merger and the Unit Redemption, but subject to the satisfaction or (to the extent permitted by Law and this Agreement) waiver of the conditions set forth herein, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, unless another time, date or place is agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03 Closing Deliverables and Actions. Subject to the terms and conditions in this Agreement, (a) at the Closing, the Company shall deliver all documents and certificates to be delivered pursuant to Section 5.03 and (b) Parent shall (i) pay, by wire transfer of immediately available funds to the account specified by the Company to Parent at least three Business Days before the scheduled Closing Date, the Contribution; and (ii) at the Closing, deliver all documents and certificates to be delivered pursuant to Section 5.02.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents (excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, predictive or forward-looking in nature) or in the Disclosure Schedules, the Company hereby represents and warrants to Parent as of the date hereof and as of the Closing Date as follows:

Section 2.01 Corporate Organization. The Company (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 2.02 Capitalization.

(a)               The authorized capital stock of the Company consists of 180,000,000 Class A Units and 6,800,000 Class B Units (collectively, “Company Units”). As of the close of business on January 5, 2018, (i) 21,555,113 Class A Units and (ii) zero Class B Units were issued and outstanding. Except as set forth in the preceding sentence and as described in Section 3.02 of the Company Disclosure Schedule (as defined in the Merger Agreement), no options to purchase any Company Units (or other equity securities of the Company) have been granted and no Company Units (or other equity securities of the Company) have been issued. All of the issued and outstanding Company Units are duly authorized, validly issued, fully paid and non-assessable.

(b)               Except as set forth above in Section 2.02(a), (i) there are not issued, reserved for issuance or outstanding (A) any Company Units or other voting securities or equity securities of the Company, (B) any securities convertible into or exchangeable or exercisable for Company Units or other voting securities or equity securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any Company Units, voting securities, equity interests or securities convertible into or exchangeable for Company Units or voting securities of the Company, or (D) any appreciation rights, “phantom” unit rights, performance units, rights to receive Company Units (or other equity securities of the Company) on a deferred basis or other rights that are linked to the value of Company Units and (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

Section 2.03 Authority; Approval.

(a)               The Company has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein have been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

Section 2.04 No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated herein by the Company will not, (i) conflict with or violate the organizational documents of the Company, (ii) conflict with or violate any Law or any Judgment applicable to the Company or any Subsidiary or any of their respective properties or assets, (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a benefit under or give rise to any right of termination, amendment, acceleration, increased payment or cancellation of, any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries, except (A) in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect and (B) the Founder Member Representative approval required by Section 3.4 of the Company LLC Agreement.

(b)               The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated herein by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for (i) the filing with the SEC such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or reasonably be expected to prevent or materially delay the consummation of the transactions contemplated herein.

Section 2.05 Proceedings. There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties, except for any Proceedings that, individually or in the aggregate, would not, and would not reasonably be expected to, have a Material Adverse Effect.

Section 2.06 Brokers. No broker, finder or investment banker is entitled to any broker’s, finder’s or financial ADVISOR’s fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of the Company.

Article III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

Section 3.01 Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and was formed specifically for the purpose of entering into the SPA, the Merger Agreement, and this Agreement and has conducted no operations and incurred no obligations other than in connection with the SPA and the Transactions (including without limitation the transactions contemplated herein).

Section 3.02 Authority Relative to this Agreement. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

Section 3.03 No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement will not, (i) conflict with or violate any provision of Parent’s organizational documents, (ii) conflict with or violate any Laws or any Judgment applicable to Parent or its properties or assets, (iii) result in any breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, any Contract to which Parent is a party or by which its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties of Parent, except in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

(b)               The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the filing with the SEC such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

Section 3.04 Parent LLC Agreement. Prior to execution of this Agreement, Parent has delivered to the Company, a true and correct copy of the Second Amended and Restated Limited Liability Company Agreement of Parent (the “Parent LLC Agreement”). The Parent LLC Agreement is a legal, valid, binding and enforceable obligation and, to the knowledge of Parent, is in full force and effect and enforceable in accordance with its terms, except as may be affected by the Bankruptcy and Equity Exception. No condition exists or event has occurred which (whether with or without the giving of notice or lapse of time) would excuse any Person from performing its obligations to make capital contributions to Parent. Under the terms of the Parent LLC Agreement, Zugel has the right to require the members of Parent to make capital contributions in an amount sufficient for Parent to purchase the Acquired Units. No condition exists or event has occurred which (whether with or without the giving of notice or lapse of time) would constitute a default by Zugel or, to the knowledge of Parent, any other party, or result in a right of termination of the Parent LLC Agreement.

Section 3.05 Proceedings. There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or Zugel or any of their respective assets or properties, except for any Proceedings that, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

Section 3.06 No Other Representations. Parent acknowledges and agrees that, except as expressly set forth in Article II, neither the Company nor any other Person on its behalf has made or makes any express or implied representations or warranties. Parent represents, acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated herein, it has relied solely upon the express representations and warranties of the Company set forth in Article II.

Article IV

COVENANTS AND OTHER AGREEMENTS

Section 4.01 Publicity. The parties shall (a) consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation, and (b) shall cause their respective Affiliates and Representatives not to issue any press release or make any public statement with respect to the transactions contemplated herein, in the case of each of (a) and (b) except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 4.02 Consents.

(a)               The parties shall cooperate with each other and use commercially reasonable efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as reasonably practicable all Permits and all consents, approvals, authorizations, waivers, exemptions, certifications, and notices (collectively, “Consents”) of any Governmental Entity or third party that are necessary to consummate the transactions contemplated hereby, including furnishing any information with respect to itself or its Affiliates, including affiliates as defined by the Investment Company Act, that may be reasonably necessary in connection with any statement, filing, notice or application with respect to a Consent.

(b)               Zugel, in his capacity as the Founder Member Representative under the Company LLC Agreement, hereby consents to the issuance of the Acquired Units by the Company to Parent as contemplated herein.

Section 4.03 Further Assurances. From the date hereof until the Closing (or termination of this Agreement), consistent with the terms and conditions hereof, the Company and Parent shall and shall cause each of their respective Subsidiaries and Affiliates (including, with respect to the Parent, the members of the Parent Group) to, and shall use commercially reasonable efforts to cause their Affiliates to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other actions as a party may reasonably require in order to carry out any of the transactions contemplated herein. Following the Closing, the parties hereto shall reasonably cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by applicable Law with respect to the transactions contemplated herein.

Article V

CONDITIONS

Section 5.01 Conditions to Obligation of Each Party. The respective obligations of the Company and Parent to consummate the transactions contemplated herein, as applicable, are subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)               Regulatory Authorizations.  All Consents of a Governmental Entity or other third party necessary to consummate the transactions contemplated herein shall have been obtained.

(b)               No Order. No Law shall have been enacted or promulgated and no Judgment shall be in effect, in either case, which renders illegal or prohibits the consummation of the transactions contemplated herein.

(c)               Merger Agreement. (i) The Merger Agreement shall have been duly executed by each of the parties thereto and in full force and effect, and (ii) each of the conditions to the closing of the Merger under Section 6 of the Merger Agreement, other than those conditions that will be satisfied at the closing of the Merger, shall have been satisfied (or, to the extent permitted by applicable law and the Merger Agreement, irrevocably waived in writing) in accordance with their terms.

Section 5.02 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated herein is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)               Covenants. Parent shall have performed and complied in all material respects with all of the covenants or agreements required under this Agreement to be performed or complied with by it at or prior to the Closing.

(c)               Closing of SPA. The purchase of the Ramguard Shares pursuant to the SPA shall have been consummated in accordance with the terms of the SPA.

Section 5.03 Conditions to Obligation of Parent. The obligations of Parent to consummate the transactions contemplated herein are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, except in each case, representations and warranties that are made as of a specific date shall have been true and correct only on and as of such date.

(b)               Covenants. The Company shall have performed and complied in all material respects with all of the covenants or agreements required under this Agreement to be performed or complied with by it at or prior to the Closing.

Section 5.04 Frustration of Closing Conditions. Parent may not (i) rely on the failure of any condition set forth in Section 5.01 or Section 5.03 to be satisfied if such failure was due to the failure of any member of the Parent Group to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by Parent prior to the Closing, or (ii) rely on the failure of any condition set forth in Section 5.03 (a) to be satisfied, or assert any other claim or right in respect of the failure of such representations and warranties described therein to be true and correct, if, on or before the date of this Agreement, Zugel or any other member of the Parent Group had actual knowledge of the failure of such representations and warranties to be true and correct, or (iii)  rely on the failure of any condition set forth in Section 5.03 (b) to be satisfied, or assert any other claim or right in respect of the failure by the Company to comply with and perform its covenants and agreements required by this Agreement, if and to the extent such failure results from any action or omission taken or made by any member of the Parent Group with the actual knowledge of such Person that such action or omission would, or would reasonably be expected to, cause such condition not to be satisfied.

Article VI

TERMINATION

Section 6.01 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(a)               by mutual written agreement of the Company and Parent; or

(b)               automatically upon termination of the Merger Agreement.

Section 6.02 Effect of Termination.

(a)               In the event of the termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of the Company or Parent or any of their respective Representatives, other than as set forth in the Merger Agreement.

Article VII

MISCELLANEOUS

Section 7.01 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 7.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing.

Section 7.02 Fees and Expenses. Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the other transactions contemplated herein shall be paid by the Party incurring such expenses, regardless of whether the transactions shall be consummated.

Section 7.03 Amendment. Subject to the provisions of applicable Law, at any time prior to the Closing, the Parties may modify or amend this Agreement by written agreement executed and delivered by each of the Parties.

Section 7.04 Extension and Waiver.

(a)               At any time prior to the Closing:

(i)                 the Company may (a) extend the time for the performance of any of the obligations or other acts of Parent, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by Parent pursuant hereto, or (c) waive compliance by Parent with any of the agreements or with any conditions to the Company’s; and

(ii)              Parent may (a) extend the time for the performance of any of the obligations or other acts of the Company, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by the Company pursuant hereto, or (c) waive compliance by the Company with any of the agreements or with any conditions to Parent’s obligations.

(b)               Any consent or any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by a duly authorized officer.

Section 7.05 Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by electronic mail, as follows:

(a)               If to Parent:

Z Acquisition LLC
Two Bridge Avenue
Red Bank, NJ 07701
Attention: Christian Zugel
e-mail: [EMAIL ADDRESS REDACTED]

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Warren S. de Wied
John Liftin
e-mail: [EMAIL ADDRESS REDACTED]

(b)               If to the Company (prior to the Closing):

c/o ZAIS Group Holdings, Inc.
Two Bridge Avenue, Ste. 322
Red Bank, New Jersey 07701
Attention: Mark A. Russo, General Counsel
e-mail: [EMAIL ADDRESS REDACTED]

with a copy (which shall not constitute notice) to

Alston & Bird LLP
950 F Street NW
Washington, DC 20004
Attention: David E. Brown, Jr.
e-mail: [EMAIL ADDRESS REDACTED]

and with a further copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: [EMAIL ADDRESS REDACTED]

Any such notice shall be effective (a) if delivered personally or via electronic mail, when received, (b) if sent by overnight courier, when receipted for, or (c) if mailed, five Business Days after being mailed as described above.

Section 7.06 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

(a)               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)               Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated herein or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, any defense of inconvenient forum to the maintenance of such action or proceeding in such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7.05 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.06(c).

(d)               The Parties agree that irreparable harm would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages, this being in addition to, and not exclusive of, any other remedy or remedies to which such Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) any other Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason of law or equity.

Section 7.07 Entire Agreement; Third-Party Beneficiaries.

(a)               This Agreement (together with the Exhibits and Schedules hereto, the Merger Agreement, and the Confidentiality Agreement) contains the entire agreement among the Parties with respect to the transactions contemplated herein and the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to these matters. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(b)               This Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any legal or equitable rights or remedies.

Section 7.08 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.09 Interpretation. When a reference is made in this Agreement to an Article, a Section, an Annex or an Exhibit, such reference shall be to an Article or a Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References to monetary amounts are to the lawful currency of the United States.

Section 7.10 Disclosure Schedule. The Disclosure Schedule shall be delivered by the Company to Parent as of the execution of this Agreement and shall set forth, among other things, items the disclosure of which is required under this Agreement, either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty will not be considered an admission by the disclosing Party that such item (or any nondisclosed item or information of comparable or greater significance) is required to be disclosed, represents a material exception or fact, event or circumstance or that such item has resulted in or would reasonably be expected to result in a Material Adverse Effect; provided further, that the information and disclosures contained in any section of the Disclosure Schedule shall be deemed to be disclosed for all purposes in this Agreement (including against any representation, warranty or covenant) and incorporated by reference in any other section of a Disclosure Schedule as though fully set forth therein, in each case, to the extent the relevance of such information or disclosure is reasonably apparent from the text of such disclosure.

Section 7.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Party.

Section 7.12 Confidentiality. All information furnished under this Agreement to any Party, its Affiliates, and their Representatives will be held in confidence in accordance with the non-disclosure agreement dated as of October 23, 2017, between the Company, Parent and Zugel (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect.

Section 7.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or similar electronic means), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

ZAIS GROUP PARENT, LLC
By:	/s/ Nisha Motani
Name:	Nisha Motani
Title:	Chief Financial Officer

PARENT:

Z ACQUISITION LLC
By:	/s/ Christian Zugel
Name:	Christian Zugel
Title:	Managing Memberx

ZUGEL, solely for the purposes of Section 4.02, in his capacity as Founder Member Representative:

/s/ Christian Zugel
Christian Zugel

[Signature Page to Investment Agreement]